EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cadence Pharmaceuticals, Inc. 2004 Equity Incentive Award Plan and 2006 Equity Incentive Award Plan, of our report dated April 21, 2006, except for Note 10, as to which the date is October 4, 2006, with respect to the financial statements of Cadence Pharmaceuticals, Inc. included in its Registration Statement (Form S-1 No. 333-135821), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
October 23, 2006